Exhibit 99.1

 Dolphin Entertainment Reports Record Revenue in Third Quarter 2026

Q3’26 Revenue Rises 8.3% YoY to a record $16.0 Million; Net Income of $0.2 Million or $0.02 per share; Adjusted EBITDA Up 42.9% YoY to $1.6 Million or $0.12 per share

Anticipates Four Ventures in 2027, with First Expected in Q1 2027

MIAMI, FL / ACCESS Newswire / November 10, 2026 / Dolphin (NASDAQ:DLPN), a leading entertainment marketing and premium content production company, today announced its financial results for the third quarter ended September 30, 2026.

Bill O’Dowd, CEO of Dolphin, commented:

“Dolphin had an outstanding third quarter. Revenue for the quarter grew 8.3% year-over-year to $16.0 million, the highest quarterly revenue in Dolphin’s history, even including Q1 2024 when we reported $3.4 million from Blue Angels. This is all organic growth, and actually would have been 9.7% excluding Always Alpha, which we spun-out in November 2025. For the first nine months, revenue grew 5.4% to $43.3 million, or 6.5% excluding Always Alpha.

Last quarter, we said to expect a meaningful step up in profitability in the third quarter, and that is what we delivered. We reported net income of $0.2 million, compared to a net loss of $0.4 million a year ago, and adjusted EBITDA increased 42.9% to $1.6 million versus $1.1 million a year ago. For the first nine months, adjusted EBITDA increased 24% to $1.4 million versus $1.1 million a year ago. We believe that our large non-cash amortization expenses often obscure our cash flow results, which is why we prefer to measure ourselves using adjusted EBITDA versus net income. We built Dolphin to grow steadily and to grow profits faster than revenue, and this quarter shows it. Revenue grew more than 8%, well ahead of growth in our core operating costs.

We expect continued improved operating results in the quarters ahead, especially as we get stronger each quarter in cross-selling services between our various agencies. We expect to continue to be able to leverage our horizontal scale across the major sectors of entertainment, and our vertical scale in the various disciplines of earned media.

The free cash flow drivers we have discussed also remain on schedule. The largest of our New York and Los Angeles leases expire in the second half of 2027, from which we expect to save more than $1 million a year, and our primary bank term loan matures in September 2028, which will free up approximately $2.2 million a year in principal and interest payments. With approximately $127 million in NOL carryforwards, we expect most of these savings to flow directly to free cash flow.

We also expect 2027 to be a big year for our ventures. We have identified our next two ventures and expect at least one to be in market in the first quarter of 2027, and we are on track for three more during the year, for a total of four in 2027.

At Graviteur Studios, Kristen Brancaccio will direct our first feature, “Crush Party.” Kristen directed Issa Rae’s vertical series Screen Time, the most-watched English-language microdrama on TikTok, with more than 580 million views. Casting is underway, and production is slated to begin in the first half of 2027.

Finally, I have continued to buy Dolphin stock every week under my 10b5-1 plan and now own over 5% of the common shares outstanding. Management remains closely aligned with shareholders in building long-term value.”

Q3 2026 and Recent Highlights

•	Total revenue for the three months ended September 30, 2026, was $16.0 million, the highest quarterly revenue in the Company’s history and an increase of 8.3% from $14.8 million last year. Total revenue for the nine months ended September 30, 2026, was $43.3 million, an increase of 5.4% from $41.1 million last year.

•	Income from operations was $0.8 million for the three months ended September 30, 2026, an increase of 167% from $0.3 million for the three months ended September 30, 2025.

•	Operating expenses for Q3 2026 were $15.2 million, including non-cash depreciation and amortization of $0.5 million and approximately $0.4 million of litigation-related legal costs. This compares to operating expenses of $14.5 million in Q3 2025.

•	Net income for Q3 2026 was $0.2 million, compared to a net loss of $0.4 million for Q3 2025.

•	Basic and diluted earnings per share for Q3 2026 was $0.02 based on 13,029,555 and 13,093,494 weighted average shares outstanding, respectively, compared to basic and diluted loss per share in Q3 2025 of $(0.03) based on 11,770,195 weighted average shares outstanding.

•	Adjusted EBITDA for Q3 2026 was approximately $1.6 million, an increase of 42.9% from approximately $1.1 million in Q3 2025. Adjusted EBITDA basic earnings per share for Q3 2026 was $0.12 based on 13,029,555 weighted average shares outstanding, and fully diluted earnings per share was $0.08 based on 20,090,590 weighted average shares outstanding, compared to Adjusted EBITDA for Q3 2025 of $1.1 million, or $0.09 basic earnings per share and $0.06 fully diluted earnings per share based on 11,770,195 and 17,842,349, respectively, weighted average shares outstanding.

•	Adjusted EBITDA for the nine months ended September 30, 2026, was approximately $1.4 million, an increase of 24.2% from approximately $1.1 million for the same period last year.

•	Cash and cash equivalents were $8.1 million as of September 30, 2026, compared to $7.7 million as of June 30, 2026, and $8.8 million as of December 31, 2025.

Dolphin

•	Identified its next two ventures, with at least one expected to be in market in the first quarter of 2027, with two more expected during the year for a total of four in 2027

•	Named to The PR Net 100 2026, the annual list of leading global agencies recognized for talent, innovation and influence in marketing and communications

•	Graviteur Studios, the creator-driven film and television studio from Dolphin and KYNETIC Media Ventures, set Kristen Brancaccio, director of Issa Rae’s vertical series Screen Time, to direct its first feature, “Crush Party”, slated to begin production in the first half of 2027

•	Subsidiaries Special Projects, 42West and The Digital Dept. delivered a wide-ranging presence at New York Fashion Week

•	Presented at the 20th Annual LD Micro Main Event

42West

•	Delivered a slate of 16 titles at the 51st Toronto International Film Festival, including People’s Choice Documentary Award winner Darlene Love: I Know Where I’ve Been

•	Handled Christian Siriano’s SS27 fashion show at New York Fashion Week

Shore Fire Media

•	Client Qobuz, the high-quality music streaming and download platform, was named one of TIME’s Best Inventions of 2026 in the Entertainment & Gaming category

•	Client Angélique Kidjo became the first African musician honored with a star on the Hollywood Walk of Fame

•	Supported estate clients through milestone years, including the John Coltrane and Miles Davis centennials and Fela Kuti’s upcoming Rock & Roll Hall of Fame induction

The Door

•	Named U.S. public relations agency for Kewpie, Japan’s iconic mayonnaise and condiment brand

•	The Door’s DISRPT division returned as CultureCon’s agency of record for the fifth consecutive year

Elle Communications

•	Named communications and thought leadership agency for The Longest Table, a movement that has supported more than 200 community tables in more than 40 cities

The Digital Dept.

•	Grew its talent roster to more than 380 creators, up from roughly 250 a year ago, expanded its team by 45% and started new teams in Dallas and Boston

•	Hosted an exclusive Ranch House for its creators at LTK Con 2026

Special Projects

•	Produced events during Academy Museum Gala week with W Magazine, FENDI, Boucheron and Cartier

•	Partnered with Moncler, CHANEL and Rag & Bone on events during New York Fashion Week

Conference Call Information

To participate in this event, dial in approximately 5 to 10 minutes before the beginning of the call.

Date: November 10, 2026

Time: 4:30pm ET

Toll Free: 877-545-0320 International: 973-528-0002 Participant Access Code: 268677

Webcast: https://www.webcaster5.com/Webcast/Page/2225/54781

Replay

Toll Free: 877-481-4010 International: 919-882-2331 Replay Passcode: 54781

Webcast Replay: https://www.webcaster5.com/Webcast/Page/2225/54781

Forward-Looking Statements

This press release contains 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment Inc.'s expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACT:

James Carbonara

HAYDEN IR

(646)-755-7412

james@haydenir.com

ABOUT DOLPHIN:

Dolphin (NASDAQ:DLPN) is where cultural creation meets marketing execution. Founded in 1996 by Bill O'Dowd, Dolphin operates as both a venture studio - developing and investing in breakthrough content, products and experiences - and a marketing consortium, featuring leading agencies across every communications discipline.

At its core, the venture studio creates, produces, finances, markets and promotes new businesses and cultural ideas - ranging from acclaimed film, television and digital content to consumer goods, live events and partnerships that define entertainment and lifestyle. Surrounding this entrepreneurial engine, Dolphin's marketing prowess brings together best-in-class firms including 42West, The Door, Shore Fire Media, Elle Communications, Special Projects and The Digital Dept. Together, this collective delivers unmatched cross-marketing expertise and relationships across every vertical of pop culture - from film, television, music, influencers, sports, hospitality and fashion to consumer brands and purpose-driven initiatives. Dolphin marketing has been the recipient of many accolades, including No. 1 Agency of the Year on the Observer PR Power List in 2025, The PR Net 100 and the PRNEWS Agency Elite Top 120. Follow us on Instagram here.

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current
Cash and cash equivalents	$8,140,757	$8,756,585
Restricted cash	925,004	925,004
Accounts receivable:
Trade, net of allowance of $369,863 and $1,327,808, respectively	8,754,978	7,848,970
Other receivables	6,007,017	5,243,931
Other current assets	994,414	1,179,498
Total current assets	24,822,170	23,953,988

Capitalized production costs, net	532,908	520,338
Employee receivable	1,228,085	1,196,085
Right-of-use assets	2,084,146	3,012,941
Goodwill	21,507,944	21,507,944
Intangible assets, net	6,329,979	7,898,607
Property, equipment and leasehold improvements, net	316,813	50,961
Other long-term assets	189,151	189,296
Total Assets	$57,011,196	$58,330,160

LIABILITIES
Current
Accounts payable	$4,170,718	$3,096,715
Term loans, current portion	1,925,510	1,813,760
Revolving line of credit	400,000	400,000
Notes payable, current portion	3,000,000	3,500,000
Convertible notes payable, current portion	—	1,250,000
Accrued interest – related party	2,407,175	2,043,087
Accrued compensation – related party	2,625,000	2,625,000
Lease liabilities, current portion	1,278,772	1,912,482
Deferred revenue	302,466	794,177
Other current liabilities	12,771,867	11,096,820
Total current liabilities	28,881,508	28,532,041

Noncurrent
Term loans, noncurrent portion	2,819,421	2,976,930
Notes payable, noncurrent portion	5,270,000	4,580,000
Convertible notes payable	7,950,000	6,460,000
Convertible notes payable – related party	2,710,584	2,904,357
Convertible note payable at fair value	240,000	270,000
Loans from related party	983,112	983,112
Lease liabilities	1,201,380	1,469,386
Deferred tax liability	492,897	463,909
Total Liabilities	50,548,902	48,639,735
Commitments and contingencies (Note 12)

STOCKHOLDERS’ EQUITY
Preferred Stock, Series C, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding at September 30, 2026 and December 31, 2025	1,000	1,000
Common stock, $0.015 par value, 200,000,000 shares authorized, 13,033,831 and 12,221,432 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	195,508	183,321
Additional paid-in capital	159,636,281	158,809,301
Accumulated deficit	(153,370,495)	(149,303,197)
Total Stockholders’ Equity	6,462,294	9,690,425
Total Liabilities and Stockholders’ Equity	$57,011,196	$58,330,160

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues	$16,020,848	$14,796,309	$43,267,935	$41,053,549

Expenses:
Direct costs	861,875	643,931	2,674,851	1,730,516
Payroll and benefits	10,918,192	10,397,559	32,996,097	31,004,544
Selling, general and administrative	1,837,458	2,041,440	5,682,969	5,735,759
Depreciation and amortization	537,709	589,388	1,608,951	1,772,492
Acquisition cost	—	—	—	416,171
Legal and professional	1,042,066	815,695	2,649,012	1,916,351
Total expenses	15,197,300	14,488,013	45,611,880	42,575,833

Income (loss) from operations	823,548	308,296	(2,343,945)	(1,522,284)

Other (expenses) income, net:
Change in fair value of convertible note	10,000	(50,000)	30,000	20,000
Loss on extinguishment of debt	—	—	—	(835,324)
Interest income	2,714	4,164	16,333	21,443
Interest expense	(612,301)	(627,954)	(1,740,698)	(1,749,264)
Total other (expenses) income, net	(599,587)	(673,790)	(1,694,365)	(2,543,145)

Income (loss) before income taxes	223,961	(365,494)	(4,038,310)	(4,065,429)

Income tax benefit (expense)	6,316	—	(28,988)	(43,045)

Net income (loss)	$230,277	$(365,494)	$(4,067,298)	$(4,108,474)

Earnings (loss) per share:
Basic	$0.02	$(0.03)	$(0.32)	$(0.36)
Diluted	$0.02	$(0.03)	$(0.32)	$(0.36)

Weighted average number of shares outstanding:
Basic	13,029,555	11,770,195	12,737,967	11,370,007
Diluted	13,093,494	11,770,195	12,737,967	11,370,007

 Use of Non-GAAP Financial Measures

In order to provide greater transparency regarding our operating performance, the financial results in this press release refer to non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management deems are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance.

Adjusted EPS is calculated by dividing adjusted EBITDA by the weighted average number of basic and diluted shares outstanding for periods in which the Company reports adjusted EBITDA, consistent with the Company’s convention for GAAP earnings per share. The Company uses the two-class method when calculating adjusted EPS in periods where the adjusted EBITDA results in income as the participating securities have the right to participate in undistributed earnings. To calculate the adjusted EPS, the adjusted EBITDA is reduced by the amount of the adjusted EBITDA that is available to the participating security holders.

Management believes that the presentation of operating results using this non-GAAP financial measure provides useful supplemental information for investors by providing them with the non-GAAP financial measure used by management for financial and operational decision making, planning and forecasting and in managing the business. This non-GAAP financial measure does not replace the presentation of financial information in accordance with U.S. GAAP. These non-GAAP financial results should not be considered a measure of liquidity and are unlikely to be comparable to non-GAAP financial measures provided by other companies.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2026	2025	2026	2025
Net income (loss) (GAAP)	$230,277	$(365,494)	$(4,067,298)	$(4,108,474)
Adjustments to GAAP measure:
Interest expense, net	609,587	623,790	1,724,365	1,727,821
Income tax (benefit) expense	(6,316)	—	28,988	43,045
Depreciation and amortization	537,709	589,388	1,608,951	1,772,492
Acquisition costs	—	—	52,728	416,171
Change in fair value of convertible note	(10,000)	50,000	(30,000)	(20,000)
Loss on extinguishment of debt	—	—	—	835,324
Allowance for credit losses	(115,509)	115,422	56,292	264,583
One-time advance on distribution of Youngblood	—	—	700,000	—
Non-recurring retention bonuses	—	—	360,000	—
Litigation costs	352,672	105,196	940,057	175,474
Adjusted EBITDA (non-GAAP)	$1,598,420	$1,118,302	$1,374,083	$1,106,436

Three Months Ended Sept. 30,
Adjusted Basic EPS based on Adjusted EBITDA (non-GAAP)	$0.12	$0.09	$0.11	$0.10
Adjusted Fully Diluted EPS	$0.08	$0.06	$0.07	$0.06

Weighted average number of shares outstanding:
Basic	13,029,555	11,770,195	12,737,967	11,370,007
Fully Diluted	20,090,590	17,842,349	19,462,451	16,879,023

Reconciliation of GAAP EPS to Non-GAAP EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Earnings (loss) per share (GAAP)	$0.02	$(0.03)	$(0.32)	$(0.36)
Adjustments to GAAP measure:
Interest expense	0.05	0.05	0.14	0.15
Depreciation and amortization	0.04	0.05	0.13	0.16
Acquisition costs	—	—	—	0.04
Other one-time (income) expenses	(0.01)	0.00	0.01	—
Loss on extinguishment of debt	—	0.00	—	0.07
Allowance for credit losses	(0.01)	0.01	—	0.02
One-time advance on distribution of Youngblood	—	—	0.05	—
Non-recurring retention bonuses	—	—	0.03	—
Litigation costs	0.03	0.01	0.07	0.02
Adjusted Basic EPS based on Adjusted EBITDA (non-GAAP)	$0.12	$0.09	$0.11	$0.10
Adjusted Fully Diluted EPS	$0.08	$0.06	$0.07	$0.06

Weighted average number of shares outstanding:
Basic	13,029,555	11,770,195	12,737,967	11,370,007
Fully Diluted	20,090,590	17,842,349	19,462,451	16,879,023